Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2001

TO THE STOCKHOLDERS OF PERINI CORPORATION:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of PERINI CORPORATION will be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 17, 2001, at 9:00 a.m., for the following purposes:

1.     Holders of Common Stock, $1.00 par value, of the Company (the "Common Stock") will:

  Elect three (3) Class II Directors, to hold office for a three-year term, expiring in 2004 and until their successors are chosen and qualified;

  Consider and ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2001; and

  Transact such other business, including consideration of a stockholder proposal, as may properly come before the meeting or any adjournment or adjournments thereof.

2. Holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") will:

  Elect two (2) Preferred Directors, to hold office until the earlier of (i) a one-year term, expiring in 2002 and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

     The Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of the stockholders entitled to vote at the meeting.

     A WHITE form of proxy is being solicited from holders of the Common Stock. A BLUE Instruction Card is being solicited from holders of the Preferred Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed WHITE proxy card or BLUE Instruction Card in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, or because you own both Common Stock and Preferred Stock, please execute each such card and return it promptly to assure that all your shares will be voted.

                                                        By order of the Board of Directors,
April 18, 2001                                      Dennis M. Ryan, Secretary

      The Annual Report of the Company, including financial statements for the year 2000, is being sent to stockholders concurrently with this Notice.

Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

PROXY STATEMENT

ANNUAL MEETING OF THE STOCKHOLDERS
OF PERINI CORPORATION

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (hereinafter called the "Company") to be used at the annual meeting of the stockholders (the "Annual Meeting") of the Company to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 17, 2001, at 9:00 a.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A WHITE proxy card is being sent to holders of the Company's Common Stock, $1.00 par value (the "Common Stock"). If the accompanying WHITE form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised either by notice to the Secretary of the Company, the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. A BLUE Instruction Card is being sent to holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock"). If the accompanying BLUE Instruction Card is executed and returned, it may nevertheless be revoked at any time up until 5:00 p.m. on May 16, 2001 either by filing a written revocation or a duly executed Instruction Card bearing a later date. It is anticipated that the Proxy Statement and the enclosed Proxy or Instruction Card, as applicable, will be mailed to the stockholders of record on or about April 18, 2001.

     The Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of April 2, 2001, the Company had outstanding 22,584,469 shares of Common Stock. Each share is entitled to one vote.

     The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. As of April 2, 2001, the Company had outstanding 99,990 shares of Preferred Stock. Each share is entitled to one vote. Fleet National Bank, formerly Bank Boston, N.A., as the Depositary for the Preferred Stock (the "Depositary"), is the holder of all of the issued and outstanding Preferred Stock. The terms of the Deposit Agreement by and among the Company, the Depositary and the holders of Depositary Shares representing the Preferred Stock provide that the holders of Depositary Shares are entitled to instruct the Depositary to vote the shares of Preferred Stock represented by their respective Depositary Shares. Each Depositary Share represents ownership of 1/10th of a share of Preferred Stock. Therefore, as of April 2, 2001, there were outstanding 999,900 Depositary Shares. The holders of Depositary Shares should forward their Instruction Cards to the Depositary instructing the Depositary how to vote the Preferred Stock.

STOCKHOLDER VOTES REQUIRED

Common Stock

     The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. The affirmative vote of a majority of the votes cast at the Annual Meeting by holders of the Company's Common Stock is required to ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 2001. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will not have an effect on the election of Directors or ratification of auditors.

Preferred Stock

     Assuming a quorum is present, the Depositary will vote the number of shares of the Preferred Stock for a Nominee represented by the number of Depositary Shares instructed to be voted for that Nominee. Under the terms of the Deposit Agreement, in the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares of such holder of Depositary Shares. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

     A holder of Depositary Shares may revoke an Instruction Card given with respect to the Election of Preferred Directors by filing with the Depositary no later than 5:00 p.m. on Wednesday, May 16, 2001, a written revocation or a duly executed Instruction Card bearing a later date.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 4, 2001. In addition, stockholder proposals and director nominations must comply with the requirements of the Company's By-Laws.

1A. and 2A.

ELECTION OF DIRECTORS AND PREFERRED DIRECTORS

Common Stock Nominees

     In accordance with the Company's By-Laws and Massachusetts law, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. As of February 26, 2001, the Board of Directors is comprised of 11 members; 9 Directors (as follows) and 2 Preferred Directors:

 Class I:       Robert Band, Michael R. Klein and Christopher Lee were elected as
                Directors at the 2000 Annual Meeting to serve until the 2003 Annual Meeting of Stockholders and until their successors are chosen and qualified.

 Class II:      Richard J. Boushka, Robert A. Kennedy and Ronald N. Tutor are the three nominees for election as Directors at this Annual Meeting to serve until the
                2004 Annual Meeting of Stockholders and until their successors are chosen and qualified.

 Class III:     Nancy Hawthorne was elected as a Director at the 1999 Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until her successor is chosen and qualified.  Raymond R. Oneglia and Peter Arkley were appointed
                Class III Directors on March 29, 2000 and May 25, 2000, respectively, by the
                Company's Board of Directors to serve until the 2002 Annual Meeting of
                Stockholders and until their successors are duly chosen and qualified.

     The Nominating Committee of the Board of Directors of the Company has nominated Richard J. Boushka, Robert A. Kennedy and Ronald N. Tutor for election as Class II Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Messrs. Boushka, Kennedy and Tutor as Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason but, if that should occur prior to the meeting, the proxy holders will select another person in his place and stead. Information regarding these nominees for election as Directors, as well as each Director whose term is not scheduled to expire until the 2002 or 2003 Annual Meeting of Stockholders, is set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 9.

     The Board recommends a vote FOR the election of each of the nominees for election as Directors.

Preferred Stock Nominees

     The terms of the Company's Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the "Preferred Directors") to the Company's Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. Since the dividend on the Preferred Stock had not been paid since December 1995, the holders of the Preferred Stock elected Arthur I. Caplan and Frederick Doppelt at the May 14, 1998 Annual Meeting of Stockholders to serve as the Preferred Directors, re-elected them at the May 13, 1999 Annual Meeting of Stockholders and re-elected them again at the May 25, 2000 Annual Meeting of Stockholders until the earlier of (i) the next annual meeting of stockholders and until their successors were chosen and qualified or (ii) payment in full by the Company of dividends owed on the Preferred Stock. The Company has not paid any dividends on the Preferred Stock throughout 2000 and 2001 to date. Accordingly, the holders of the Preferred Stock, voting as a separate class, remain entitled to elect two (2) Preferred Directors to the Company's Board of Directors.

    Preferred Stock         Arthur I. Caplan, Frederick Doppelt, and Asher B. Edelman
    Nominees:               are the three nominees for election as Preferred Directors at this Annual Meeting to serve until the earlier of (i) the 2002
                            Annual Meeting of Stockholders and until their successors
                            are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and
                            funds therefor set apart for payment.

     The two Nominees who receive the greatest number of votes will be elected as Preferred Directors. Instruction Cards that are not completed will not be voted for any nominee. The Board of Directors does not contemplate that any nominee will be unable to serve as a Preferred Director for any reason but, if that should occur prior to the meeting, the Depositary will select another person in his place and stead. Information regarding these nominees for election as Preferred Directors is set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 9.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, OFFICERS
AND PREFERRED STOCK NOMINEES

     The following table sets forth certain information received by the Company from the individuals listed below concerning their respective beneficial ownership as of February 26, 2001 of the Common Stock of the Company by each Director, named Executive Officer of the Company and Preferred Stock Nominees, and by all Directors and Executive Officers of the Company as a group. Also, included in the table with respect to each Director and Preferred Stock Nominee is principal occupation or employment during the past five years, age and the period served as a Director of the Company.

                                                                       Number of Shares of Common Stock of the
                                                                            Company Beneficially Owned
                                                                            On February 26, 2001(1)(2)
                                                                   ----------------------------------------------
                                                         Served    Sole Voting
                                                          as a         and
  Name and Principal Occupation for The Past            Director   Investment                                       Percentage
                  Five Years                     Age     Since        Power             Shared        Aggregate      of Class
-----------------------------------------------  -----  ---------  ------------------ ----------      -----------  -------------
Ronald N. Tutor (5)                                60       1997     3,558,427    (7)         0        3,558,427         15.18%
Director; Chairman and Chief Executive
Officer since March 29, 2000, fomerly
Chairman since July 1, 1999, formerly Vice
Chairman since January 1, 1998 and Acting
Chief Operating Officer since January 17,
1997, and  Chairman, President and Chief
Executive Officer, Tutor-Saliba Corporation

Robert Band                                        53       1999       192,977    (8)         0          192,977            *
Director; President and Chief Operating
Officer since March 29, 2000, formerly
President and Chief Executive Officer since
May 12, 1999,   formerly Executive Vice
President, Chief Financial Officer since
December 1997 and President of Perini
Management Services, Inc.

Peter Arkley(4)                                    47       2000             0                0                0             -
Director; Managing Director of AON Risk
Services, Inc. since April 1994

Richard J. Boushka (3)(4)(5)                       66       1975        13,990    (9)         0           13,990             *
Director; Principal, Boushka Properties, a
private investment firm

Nancy Hawthorne (3)(4)(6)                          49       1993        10,361   (10)         0           10,361             *
Director; Chair, World Clinic, Inc. since
mid-1999, formerly self-employed financial
strategy consultant since mid-1998, formerly
Chief Executive Officer  & Managing
Partner, Hawthorne, Krauss & Associates,
and formerly Executive Vice President,
Media One

Michael R. Klein (3)(4)(5)(11)                     58       1997        65,594   (12)         0           65,594             *
Director, Vice Chairman; Chairman of CoStar
Group, Inc., Chairman of Precept Corporation
and Partner, Law Firm of Wilmer, Cutler &
Pickering

Robert A. Kennedy (3)(13)                          65       2000             0                0                0             -
Director; Director of Special Projects -
Financial Services for ULLICO, Inc.

Christopher H. Lee (5)(14)                         48       2000             0                0                0             -
Director; Vice President, AIG Global
Investment Corp., a wholly-owned subsidiary
of American International Group,  Inc.

                                                                       Number of Shares of Common Stock of the
                                                                            Company Beneficially Owned
                                                                            On February 26, 2001(1)(2)
                                                                   ----------------------------------------------
                                                         Served    Sole Voting
                                                          as a         and
  Name and Principal Occupation for The Past            Director   Investment                                       Percentage
                  Five Years                     Age     Since        Power             Shared        Aggregate      of Class
-----------------------------------------------  -----  ---------  ------------------ ----------      -----------  -------------

Raymond R. Oneglia (4)(5)(15)                      53       2000             0                0                0           -
Director; Vice Chairman, O&G Industries, Inc.

Zohrab B. Marashlian                               56      -           332,426   (16)         0          332,426          1.45%
President, Perini Civil Construction

Craig W. Shaw                                      46      -           336,467   (17)         0          336,467          1.47%
President, Perini Building Company, Inc.

Preferred Stock Nominees:
Arthur I. Caplan (18)                              80       1998         6,776   (19)         0            6,776           *
Director; retired, former business executive

Frederick Doppelt (18)                             82       1998        47,423   (20)         0           47,423           *
Director; Self-employed attorney
specializing in trust and estate matters

Asher B. Edelman(18)(21)                           61      -               500          124,191   (22)   124,691           *
Chairman and majority shareholder or general
partner of various investment banking,
brokerage and money management companies
under the umbrella of "Edelman Companies"
since January, 1997; also Chairman of the
Board of both Dynacore Holdings Corporation
and Canal Capital Corporation

All Directors and Executive Officers as                              4,520,484                0        4,520,484         18.58%
a group (13 persons)

-----------------------------------------------
* Less than one percent

     (1)      Beneficial ownership is the direct or indirect ownership of Common Stock of the Company including the right to control the vote or investment of or acquire such Common Stock (for example, through the conversion of shares of the $2.125 Depositary Convertible Exchangeable Preferred Shares, exercise of options or various trust arrangements) within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. The shares owned by each person or by the group, and the shares included in the total number of shares outstanding have been adjusted in accordance with said Rule 13d-3. Any securities not outstanding but which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any other person.

     (2)      The table does not include an aggregate of 6,571 shares allocated to Named Executive Officers under the terms of the Perini Corporation Employee Stock Ownership Plan.

     (3)      Member of the Audit Committee.

     (4)      Member of the Compensation Committee.

     (5)      Member of the Nominating Committee.

     (6)      Member of the Special Committee.

     (7)      Includes 2,704,260 shares held in the name of Tutor-Saliba Corporation, a company in which Mr. Tutor is the sole stockholder and Chief Executive Officer. See “Certain Other Beneficial Holders” on pages 11 and 12. Also includes 854,167 shares for which Mr. Tutor holds options.

     (8)      Includes 167,583 shares for which Mr. Band holds options.

     (9)      Includes 7,390 shares of Common Stock received in payment of the director’s annual retainer, as follows: 129 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See “Directors’ Compensation” on page 24.

     (10)      Includes 1,344 shares awarded in prior years pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 9,017 shares of Common Stock received in payment of the director’s annual retainer, as follows: 1,756 shares (1996), 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See “Directors’ Compensation” on page 24.

     (11)      Mr. Klein is the designated representative of P.B. Capital Partners, L.P., a partnership that owns 4,656,795 shares of Common Stock and a partnership whose sole general partner is BLUM Capital Partners, L.P. ("BCP"). BCP is an investment advisor to The Common Fund for Non-Profit Organizations for the account of its Equity Fund that owns 1,162,348 shares of Common Stock. Mr. Klein disclaims beneficial ownership in any of these shares. See "Certain Other Beneficial Holders" on pages 11 and 12.

     (12)      Includes 7,261 shares of Common Stock received in payment of the director's annual retainer, as follows: 2,285 shares (1997), 1,855 shares (1998) and 3,121 shares (1999). See "Directors' Compensation" on page 24. Also includes 58,333 shares for which Mr. Klein holds options.

     (13)      Mr. Kennedy is the designated representative of Union Labor Life Insurance Company, a company that owns 1,721,075 shares of Common Stock, and a wholly-owned subsidiary of ULLICO, Inc., a company in which Mr. Kennedy is the Director of Special Projects - Financial Services. Mr. Kennedy disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 11 and 12.

     (14)      Mr. Lee is the designated representative of National Union Fire Insurance Company of Pittsburgh, Pa., a company that owns 4,705,882 shares of Common Stock, and an affiliate of AIG Global Investment Corp., a company in which Mr. Lee is a Vice President and both of which are wholly-owned subsidiaries of American International Group, Inc. Mr. Lee disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 11 and 12.

     (15)      Mr. Oneglia is the designated representative of O&G Industries, Inc., a company that owns 2,502,941 shares of Common Stock, and a company in which Mr. Oneglia is the Vice Chairman. Mr. Oneglia disclaims any beneficial ownership of these shares. See "Certain Other Beneficial Holders" on pages 11 and 12.

     (16)      Includes 332,167 shares for which Mr. Marashlian holds options.

     (17)      Includes 332,167 shares for which Mr. Shaw holds options.

     (18)      Represents one of three Nominees for election as Preferred Directors at this Annual Meeting (of which the two with the greatest number of votes cast by holders of the $2.125 Depositary Shares will be elected) to serve until the earlier of (i) the 2002 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

     (19)      Includes 3,121 shares of Common Stock received in payment of the 1999 director’s annual retainer. See “Directors’ Compensation” on page 24. Also includes 1,655 shares of Common Stock resulting from the assumed conversion of 2,500 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. The percentage of Preferred Stock beneficially owned by Mr. Caplan to the total number of shares of Preferred Stock outstanding is less than 1%.

     (20)      Includes 3,121 shares of Common Stock received in payment of the 1999 director’s annual retainer. See “Directors’ Compensation” on page 24. Also includes 42,302 shares of Common Stock resulting from the assumed conversion of 63,900 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. Of the 63,900 depositary shares of Preferred Stock, 2,000 depositary shares are owned by Mr. Doppelt’s wife and 22,000 shares are owned by trusts or estates as to which Mr. Doppelt serves as trustee and disclaims any beneficial ownership. The percentage of Preferred Stock beneficially owned by Mr. Doppelt to the total number of shares of Preferred Stock outstanding is 6.39%.

     (21)      Mr. Edelman was nominated by Edelman Value Partners, L.P. (beneficial owners of 78,700 depositary shares). On May 3, 2000, while Mr. Edelman was Chairman of the Board, Dyanacore Holdings Corporation (formerly Datapoint Corporation) filed bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code for the District of Delaware. (Case No. 00-1853(PJW)). A Plan of Reorganization was filed with the Court with the consent of the creditors. Pursuant to that Plan, Dyanacore Holding Corporation emerged from bankruptcy in December, 2000.

     (22)      Represents 124,191 shares of Common Stock resulting from the assumed conversion of 187,600 depositary shares of Preferred Stock at a conversion rate of .662 shares of Common Stock for each depositary share. These shares are held by a custodian on behalf of certain funds for which Mr. Edelman’s firm is an investment advisor. The percentage of Preferred Stock beneficially owned by Mr. Edelman to the total number of shares of Preferred Stock outstanding is 18.76%.

      The Board of Directors met five times during 2000. The Board has an Audit Committee, the duties of which are summarized in "The Audit Committee Report" on pages 14 and 15 herein. The Audit Committee met eight times during 2000. The Board of Directors also has a Compensation Committee, the duties of which are summarized in "The Compensation Committee Report" on pages 16 through 18 herein. The Compensation Committee met five times during 2000. The Board of Directors has a Nominating Committee which met once during 2000. Effective July 16, 1999, the Board of Directors formed a Special Committee, composed of three independent directors, to review any financial proposal submitted by Mr. Ronald N. Tutor, Chairman of the Board of Directors of the Company (see "Certain Transactions" on pages 24 through 26) to purchase additional equity in the Company and also authorized the Special Committee to solicit and negotiate alternative proposals from third parties. This Committee met twenty-two times during 1999 and seven times during 2000. The members of each such committee are identified under "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 9. During 2000 all of the Directors of the Company attended at least 75% of the meetings of the Board of Directors and its committees of which they are members, except for Robert A. Kennedy who attended approximately 43% of such meetings.

     As of February 26, 2001, none of the Directors or Nominees for Preferred Director is a director of any company which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940 except as set forth below:

Name of Director                                             Director of

Richard J. Boushka. . . . . . . . . . . . . . . . . . . .    Tremont Corporation

Asher B. Edelman . . . . . . . . . . . . . . . . . . . . .   Canal Capital Corporation
                 . . . . . . . . . . . . . . . . . . . . .   Dynacore Corporation

Nancy Hawthorne . . . . . . . . . . . . . . . . . . . . . .  Avid Technology
                . . . . . . . . . . . . . . . . . . . . . .  Beacon Power Corporation
                . . . . . . . . . . . . . . . . . . . . . .  LifeF/X, Inc.

Robert A. Kennedy . . . . . . . . . . . . . . . . . . . . .  Lending Tree, Inc.

Michael R. Klein. . . . . . . . . . . . . . . . . . . . .    CoStar Group, Inc

CERTAIN OTHER BENEFICIAL HOLDERS

     The following table sets forth certain information concerning beneficial ownership as of February 26, 2001 of the Common Stock of the Company by certain other holders of in excess of 5% of the Common Stock of the Company.

     According to the information available to the Board of Directors, no person owns of record or beneficially more than 5% of the outstanding Common Stock of the Company except as set forth below and except for Ronald N. Tutor as set forth in "Ownership of Common Stock by Directors, Officers and Preferred Stock Nominees" on pages 5 through 9:

                                                                      Amount and
                                                                      Nature of
                                                                      Beneficial                  Percentage
                             Name and Address                        Ownership (1)                 of Class
----------------------------------------------------------------  ------------------         -----------------

Tutor-Saliba Corporation                                                3,558,427 (2)(7)           15.18%
15901 Olden Street
Sylmar, CA 91342

National Union Fire Insurance Company of Pittsburgh, Pa.                4,705,882 (3)(7)           20.84%
70 Pine Street
New York, NY 10270

O&G Industries, Inc.                                                    2,502,941 (4)(7)           11.08%
112 Wall Street
Torrington, CT 06790

BLUM Capital Partners, L.P.                                             5,823,397 (5)(7)           25.78%
909 Montgomery Street, Suite 400
San Francisco, CA 94133

PB Capital Partners, L.P.                                               4,656,795 (5)(7)           20.62%
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Common Fund for Non-Profit Organizations                            1,162,348 (5)(7)            5.15%
c/o BLUM Capital Partners, L.P.
909 Montgomery Street, Suite 400
San Francisco, CA 94133

The Union Labor Life Insurance Company                                  1,721,075 (6)(7)             7.62%
Separate Account P
111 Massachusetts Avenue, NW
Washington, DC 20001

(1)      See Footnote (1) on Page 7.

(2)      Includes 2,704,260 shares of Common Stock that represent sole voting and investing power based on information contained in Schedule 13D/A of Tutor-Saliba Corporation dated April 5, 2000. Ronald N. Tutor, Chairman and Chief Executive Officer of the Company, is also the sole stockholder and Chief Executive Officer of Tutor-Saliba Corporation. Also includes 854,167 shares for which Mr. Tutor holds options. See "Certain Transactions" on pages 24 through 26.

(3)      Represents shared voting and investment powers based on information contained in Schedule 13D/A of American International Group, Inc., the parent company of National Union Fire Insurance Company of Pittsburgh, Pa., filed on April 12, 2000. See "Certain Transactions" on pages 24 through 26.

(4)      Represents sole voting and investment powers based on information contained in Schedule 13D of O&G Industries, Inc. ("O&G") filed on February 15, 2000 and as updated for O&G's participation in the New Equity described in "Certain Transactions" on pages 24 through 26.

(5)      BLUM Capital Partners, L.P. ("BCP"), formerly known as Richard C. Blum & Associates, L.P., is the sole general partner of PB Capital Partners, L.P. ("PB Capital") which beneficially has shared voting and investing power in 4,606,994 shares of Common Stock and 49,801 shares of Common Stock owned directly by a limited partner in PB Capital. BCP also owns 4,254 shares of Common Stock directly. In addition, BCP is an investment adviser to The Common Fund for Non-Profit Organizations for the account of its Equity Fund ("The Common Fund") which beneficially has shared voting and investing power in 1,162,348 shares of Common Stock. Richard C. Blum & Associates, Inc. ("RCBA Inc."), also at 909 Montgomery Street, Suite 400, San Francisco, California 94133, is the sole general partner of BCP. Richard C. Blum is the Chairman of the Board and a substantial shareholder of RCBA Inc. Mr. Blum disclaims beneficial ownership of all securities reported in the table except to the extent of his pecuniary interest therein. The Common Fund expressly disclaims membership in any group with BCP, Richard C. Blum or any other related entity and disclaims beneficial ownership of securities owned directly or indirectly by any other person or entity. Also, see "Exchange" described in "Certain Transactions" on pages 24 through 26.

(6)      Represents sole voting and investing power based on information contained in Schedule 13D/A dated April 12, 2000 filed by Union Labor Life Insurance Company, a wholly-owned subsidiary of ULLICO, Inc. See "Exchange" described in "Certain Transactions" on pages 24 through 26.

(7)      Pursuant to the Shareholders' Agreement referred to under "Certain Transactions" on pages 24 through 26, these Shareholders and the Company agreed to, among other things, nominate certain individuals designated by these Shareholders for election or appointment to the Board of Directors of the Company and the Shareholders have agreed to vote for each of the designated nominees.

Change In Control

     On March 29, 2000, a new investor group led by Tutor-Saliba Corporation ("Tutor-Saliba"), and including O&G Industries, Inc. ("O&G") and National Union Fire Insurance Company of Pittsburgh, Pa. (National Union" and together with Tutor-Saliba and O&G, the "Purchasers") purchased 9,411,765 shares of Common Stock of the Company for an aggregate purchase price of $40 million. In connection therewith, the Company exchanged 7,490,417 shares of Common Stock for all of the outstanding shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") at an exchange price of $5.50 per share of Common Stock. The Purchasers now own approximately 44% of the Company's Common Stock and the former holders of Series B Preferred Stock now own approximately 33% of the Company's Common Stock. As a result, this transaction may have constituted a change of control under the Exchange Act.

     In connection with these transactions, the Purchasers and the former holders of the Series B Preferred Stock entered into a Shareholders' Agreement at the closing of the transaction which is described under "Certain Transactions" on pages 24 through 26 and included, among other things, agreement that each of the three Purchasers and two of the former holders of the Series B Preferred Stock were each entitled to appoint a member to the Company's Board of Directors.

THE AUDIT COMMITTEE REPORT

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company's Board of Directors submits the following report.

     The primary duties and responsibilities of the Audit Committee (the "Committee"), which met eight times during the past fiscal year, are to oversee that management:

  Maintains the integrity of the Company's internal controls, financial systems and financial statements;

  Maintains compliance with legal and regulatory requirements and the Company's Business Conduct Policy; and

  Monitors the independence and performance of both the Company's internal and external auditors.

     We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

      We meet privately with both the independent auditors and the internal auditors, as required, each of whom has unrestricted access to the Committee.

     We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

     The four Directors who serve on the Committee meet the "independence" and "experience" requirements of the American Stock Exchange. In connection therewith, the Board of Directors has determined that none of us has a relationship to Perini Corporation that may interfere with our independence from the Company and its management.

     The Board has adopted a written charter setting forth the duties and responsibilities the Committee is to perform. You can find a copy of that charter attached to this proxy statement as Exhibit A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and Arthur Andersen LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with Arthur Andersen LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". These items relate to that firm's independence from the Company. In connection therewith, we report that the aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $251,000. The aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered by Arthur Andersen LLP during the year ended December 31, 2000, were $287,816 and consisted of special audit services performed in connection with the recapitalization, prequalification statements, joint ventures and employee benefit plans. Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during 2000. The Committee has considered the nature of the other services provided by Arthur Andersen LLP and concluded they are compatible with maintaining the auditors' independence.

      We also discussed with Arthur Andersen LLP any matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     Also, based on our recommendation, the Board appointed the firm of Arthur Andersen LLP, independent public accountants, as the Company's auditors for the fiscal year ended December 31, 2001, subject to ratification by the stockholders at the Company's Annual Meeting.

                                                         AUDIT COMMITTEE
                                                         Nancy Hawthorne, Chair
                                                         Richard J. Boushka
                                                         Robert A. Kennedy
                                                         Michael R. Klein

THE COMPENSATION COMMITTEE REPORT

     During 2000, the Compensation Committee of the Board of Directors of the Company consisted of five Directors, none of whom is an employee or an officer of the Company. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

  To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry;

  To recommend to the Board of Directors for its approval the base compensation of the Chairman and Chief Executive Officer and the base salary of the President and Chief Operating Officer and to review and approve the salary recommendations of the Chairman and Chief Executive Officer and the President and Chief Operating Officer with respect to other members of top management;

  To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General Incentive Compensation Plan, for those included in the Company pool; and

  To administer the Amended and Restated General and Construction Business Unit Incentive Compensation Plans; such administration shall include the power to (i) approve Participants' participation in the Plans, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Plans, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy

     The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate. The construction companies used for comparison for compensation purposes may include but are not limited to the same companies which make up the construction peer group shown in the Performance Graph set forth in this proxy statement.

     The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long-term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company's Common Stock.

Executive Salary Increases in 2000

     The Board of Directors appointed the Chairman of the Company, Ronald N. Tutor, to the position of Chairman and Chief Executive Officer and the then Chief Executive Officer, Robert Band, to the position of President and Chief Operating Officer effective March 29, 2000.

     Many of the senior officers received salary increases in January, 2000 that ranged from 10% to 30% and certain of these senior officers received stock options under the newly approved Special Equity Incentive Plan (see details of stock options granted to the Named Executive Officers under "Stock Options" on page 20).

     Section 162 (m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The Compensation Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000. However, to date, no officer of the Company has received compensation in excess of $1,000,000 for any annual period.

Compensation of the Chairman and Chief Executive Officer and President and Chief Operating Officer

     The current Chairman and Chief Executive Officer, Mr. Tutor, is generally compensated for his services under a management services contract between the Company and Tutor-Saliba Corporation, a company in which Mr. Tutor is the Chief Executive Officer and sole stockholder, at an annual rate of $250,000, which represented an $100,000 increase over 1999. Although Mr. Tutor was not awarded any incentive compensation for 2000, he was granted options, effective March 29, 2000, to purchase 1,000,000 shares of the Company's common stock, $1.00 par value, at $4.50 per share, an exercise price which was $.25 per share in excess of fair market value on the date of grant. The Committee approved a $25,000 increase in base salary for the President and Chief Operating Officer, Mr. Band, to an annual rate of $285,000 effective January 3, 2000. In addition, he earned $284,500 in incentive compensation based on achievement of pre-established corporate goals.

The Incentive Compensation Plan of the Company

     The Incentive Compensation Plan is an integral part of the total compensation package of the current President and Chief Operating Officer, as well as the 6 executives whose salaries were reviewed by the Compensation Committee in 2000 and approximately 53 other employees of the Company. Eligibility and designated levels of participation are determined by the Chairman and Chief Executive Officer subject to Compensation Committee approval. Eligibility to participate under the Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly-owned subsidiaries, whose duties and responsibilities provide them the opportunity to (i) make a material and significant impact to the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and (iii) provide critical staff support necessary to enhance operating profitability.

     Participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, which depends on the achievement of certain corporate goals, as defined. The mechanisms of the Plan are expressed in terms of levels of participation, points deriving therefrom calculated on base salary, and achievement of the Company's net income and business unit pre-tax profits. The President and Chief Operating Officer, other corporate officers and key corporate staff earn incentive compensation solely with reference to the

Company's net income.

     No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned. At the discretion of the Committee, payment can be made in cash, stock or a combination of cash and stock.

     In 2001, the Committee authorized the payment of $3,551,000 of incentive compensation payments for 2000 operations, to 60 participants. Payment of incentive compensation awards for 2000 performance will be paid 100% in cash.

                                                         COMPENSATION COMMITTEE
                                                         Raymond R. Oneglia, Chair
                                                         Peter Arkley
                                                         Richard J. Boushka
                                                         Nancy Hawthorne
                                                         Michael R. Klein

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the three other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 2000, 1999 and 1998, or for each year in which the Named Executive Officers served as such.

                                                               Summary Compensation Table

                                          Annual Compensation                    Long-Term Compensation
                           ---------------------------------------------     ------------------------------
                                                                                Awards          Payouts
                                                                              ----------      -----------
                                                                               Number of
                                                                              Securities       Long-Term
                                                                              Underlying      Performance       All Other
   Name and Principal                             Bonus        Other            Options         Units -        Compensation
        Position            Year      Salary       (1)          (2)             Granted         Payout             (3)
-------------------------  -------  ----------- ----------- ------------     --------------  --------------  -----------------
Ronald N. Tutor              2000     $   -       $   -       $ 250,000   (4)  $ 1,000,000        $ -            $  -
Chairman and Chief           1999         -           -         150,000   (4)       30,000          -               -
Executive Officer since      1998         -           -         150,000   (4)       45,000          -               -
March 29, 2000,
formerly Chairman

Robert Band                  2000      284,500     284,500         -               200,000          -              1,200
President and Chief          1999      251,154     251,154         -                  -             -              1,000
Operating Officer since      1998      230,000     207,000         -                37,500          -              1,800
March 29, 2000,
formerly President and
Chief Executive Officer

Zohrab B. Marashlian         2000      323,600     323,600         -               400,000          -              1,300
President, Perini Civil      1999      250,000     375,000         -                  -             -              1,000
Construction                 1998         -           -            -                  -             -               -

Craig W. Shaw                2000      323,600     385,500         -               400,000          -              1,300
President, Perini            1999      250,000     375,000         -                  -             -              1,000
Building Company, Inc.       1998         -           -            -                  -             -               -
-------------------------

(1)      Of the total bonus (or incentive compensation) reported for each of the Named Executive Officers, 40% of the 1998 bonus amount was paid in shares of the Company's Common Stock. The remaining bonus amounts were paid in cash.

(2)      Other annual compensation does not include a dollar amount which the Company is unable to quantify, but which is estimated at not more than the lesser of $50,000 or 10% of the compensation reported for each Named Executive Officer, resulting from executive perquisites which may be of personal benefit to such individuals.

(3)      All other compensation represents estimated annual Company 401(k) and ESOP retirement contributions for each of the Named Executive Officers, except for Mr. Tutor.

(4)      Represents a management services fee paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on pages 24 through 26.

Stock Options

     The following table contains information concerning the stock options granted during the year ended December 31, 2000 to the Company's Named Executive Officers:

                                                      Option Grants in the Last Fiscal Year (1)
                                                                  Individual Grants
                                      ---------------------------------------------------------------------------
                                       Number of        % of Total
                                       Securities        Options
                                       Underlying       Granted To                                  Grant Date
                           Date of      Options        Employees In      Exercise    Expiration       Present
          Name              Grant     Granted (2)      Fiscal Year      Price (3)       Date         Value (4)
-------------------------  ---------  -------------  -----------------  -----------  ------------  --------------
Ronald N. Tutor             3/29/00      1,000,000        35.81%           $4.50     05/24/2010       $3,090,000

Robert Band                 3/29/00        200,000         7.16             4.50     05/24/2010          618,000

Zohrab B. Marashlian        3/29/00        400,000        14.32             4.50     05/24/2010        1,236,000

Craig W. Shaw               3/29/00        400,000        14.32             4.50     05/24/2010        1,236,000
-----------------------------------------------------------------------------------------------------------------

(1)      No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(2)      Options granted in 2000 become exercisable in three equal installments, on the date of grant and on the first and second anniversary of the date of grant.

(3)      The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. Also, the exercise price was $.25 in excess of fair market value, as defined, on the date of grant.

(4)      The grant date present value was calculated using the Black-Scholes option pricing model. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the Company's stock price based on past performance. The Company's use of this model should not be construed in any way as an endorsement of its accuracy at valuing options or as a forecast of the future performance of the Company's stock price. The following assumptions were made for the purpose of calculating the Grant Date Present Value: option term is ten years, volatility at 53.92%, dividend yield at 0% and interest rate at 6.17%. The real value of the options in this table depends upon the actual performance of the Company's stock price during the applicable period.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2000 and unexercised options held as of December 31, 2000:

                                      Aggregated Option Exercises in the Last Fiscal Year
                                              and Fiscal Year-End Option Values

                            Number of
                            Securities
                            Underlying
                              Shares
                             Acquired
                                on          Value        Number of Unexercised Options         Value of Unexercised In-the-Money
          Name               Exercise     Realized            at Fiscal Year-End                 Options at Fiscal Year-End (1)
-------------------------  -------------  ----------  ------------------------------------   ---------------------------------------

                                                      Exercisable      Unexercisable         Exercisable       Unexercisable
                                                      ---------------  -------------------   --------------    -----------------

Ronald N. Tutor                 -               $ -          505,833              719,167          $ -                $ -
Robert Band                     -                 -           88,417              157,083            -                  -
Zohrab B. Marashlian            -                 -          173,833              309,167            -                  -
Craig W. Shaw                   -                 -          173,833              309,167            -                  -

(1)      At December 31, 2000, all options listed had exercise prices in excess of the quoted market value.

Long-Term Performance Units

     Under the Performance Unit award feature of the 1982 Long-Term Plan, key employees may be contingently awarded a number of units which will be earned if specified financial performance goals are attained. A Performance Unit will give an employee the right to receive up to a maximum of 200% of the amount of the Performance Unit (nominally valued at $100) at the end of a specified period depending on the level of achievement of the specified financial performance goals.

     No awards were made under the terms of this Plan during the past several years and the Company has no current plans to award such Performance Units in the future.

Pension Plan Disclosure

     The following table sets forth pension benefits payable based on an employee's remuneration ("final average earnings") and "years of service" as defined under the Company's non-contributory Retirement Plan (the "Plan") for all its full-time employees and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, pension benefits payable have been augmented based on the Company's Benefit Equalization Plan:

                                              Pension Plan Table -
                                    Estimated Annual Pension Benefits (2) for
                                          Years of Service Indicated (3)
                    ----------------------------------------------------------------
Remuneration (1)      15 Years     20 Years      25 Years     30 Years     35 Years
----------------      --------     --------      --------     --------     --------

 $125,000             $ 24,176     $ 32,235      $ 40,294     $ 40,294     $ 40,294
  150,000               29,801       39,735        49,669       49,669       49,669
  175,000               35,426       47,235        59,044       59,044       59,044
  200,000               41,051       54,735        68,419       68,419       68,419
  225,000               46,676       62,235        77,794       77,794       77,794
  250,000               52,301       69,735        87,169       87,169       87,169
  300,000               63,551       84,735       105,919      105,919      105,919
  400,000               86,051      114,735       143,419      143,419      143,419
  500,000              108,551      144,735       180,919      180,919      180,919
----------------

(1)      Remuneration covered by the Plan and the Benefit Equalization Plan is limited to an employee's annual salary and for the Named Executive Officers is limited to the amounts in the Annual Salary column included in the Summary Compensation Table on page 19.

(2)      The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for Social Security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.

(3)      The years of service for the Named Executive Officers are as follows: R. Band (27 years), Z.B. Marashlian (28 years), and C.W. Shaw (22 years).

Performance Graph

Comparison of 5-year Cumulative Total Return
Among Perini Corporation, AMEX Market Value Index,
And Selected Construction Peer Group

---------------------------------------------------------------------------------------------
                          1996           1997          1998          1999          2000
---------------------------------------------------------------------------------------------
Perini          $100        95           109            62            47            36
AMEX             100       106           127           125           156            154
Construction     100       111           138           208           140            199

     The above graph compares the performance of Perini Corporation ("Perini") with that of the American Stock Exchange Market Value Index ("AMEX") and a selected Construction Peer Group. Companies in the Construction Peer Group Index are as follows: EMCOR Group, Inc., Granite Construction, Inc., Meadow Valley Corporation and Washington Group International, Inc. (formerly Morrison Knudsen Corporation).

     The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1996, in each of Perini Corporation, the American Stock Exchange Market Value Index and the selected Construction Peer Group, with investment weighted on the basis of market capitalization.

Directors' Compensation

     Fees for outside Directors of the Company currently consist of an annual retainer fee of $16,000, plus $900 per Board meeting attended, as well as $900 per Committee meeting attended by members of the Audit, Compensation and Nominating Committees, and $2,500 per meeting attended by members of the Special Committee. Mr. Ronald N. Tutor, Chairman of the Company since July 1, 1999 and Chairman and Chief Executive Officer since March 29, 2000, has opted to receive no Director fees since he is party to a Management Agreement described in "Certain Transactions" below. During 2000, the Directors received payment of their annual retainer fee of $16,000 in the form of options to purchase shares of the Company's Common Stock at an option price of $3.125 per share, an amount which was approximately $.18 per share in excess of the fair market value, as defined, of prices prevailing on the American Stock Exchange on May 25, 2000, the date of grant. These options become fully exercisable after three years from the date of grant and expire ten years from the date of grant. The number of shares subject to option was calculated using the Black-Scholes option pricing model (see Note 4 under "Stock Options" on page 20) and aggregated 8,000 shares of Common Stock for each Director that served on the Board for the full year and was pro rated for those Directors that served for part of the year, except for Mr. Tutor and Mr. Kennedy, the latter of which requested that his fees be paid directly to ULLICO, Inc., the parent company of the Union Labor Life Insurance Company, the company that designated Mr. Kennedy as their representative to the Board.

Certain Transactions

     Effective with the issuance of the Series B Preferred Stock on January 17, 1997, the Company entered into an agreement with Tutor-Saliba Corporation ("Tutor-Saliba"), a California corporation engaged in the construction industry, and Ronald N. Tutor, Chief Executive Officer and sole stockholder of Tutor-Saliba, to provide certain management services, as defined. During 1999, the agreement between the Company, Tutor-Saliba and Mr. Tutor was extended through December 31, 2000 under the same basic terms and conditions as the initial agreement except that the amount of the fee payable thereunder by the Company to Tutor-Saliba was increased effective January 1, 2000, from $150,000 to $250,000 per year. Tutor-Saliba initially held 351,318 shares of the Company's $1.00 par value Common Stock before Tutor-Saliba's additional investment in the Company's Common Stock effective March 29, 2000 (see below) and currently participates in joint ventures with the Company, the Company's share of which contributed $4.6 million (or less than 1%) to the Company's consolidated revenues in 2000. Since January 17, 1997, Mr. Tutor has been a member of the Board of Directors and an officer of the Company and effective July 1, 1999 was elected Chairman of the Board of Directors and effective March 29, 2000 was elected Chairman and Chief Executive Officer. Compensation for the management services consists of payments to Tutor-Saliba under the management agreement described above and options granted to Mr. Tutor in 1997 to purchase 150,000 shares of the Company's $1.00 par value Common Stock at fair market value, as defined, on the date of grant. While these options vest immediately, they were not exercisable until forty months from date of grant and expire after eight years. On December 10, 1998, Mr. Tutor was granted options to purchase 45,000 shares effective December 10, 1998, and 30,000 shares effective January 4, 1999, of the Company's $1.00 par value Common Stock at fair market value, as defined, on the effective dates of grant. The terms of these options, which expire eight years from the date of grant, are generally similar to options granted on December 10, 1998 to other Executive Officers and other key employees under the 1982 Stock Option Plan. In addition, effective March 29, 2000, Mr. Tutor was granted options to purchase 1,000,000 shares of the Company's $1.00 par value Common Stock at $4.50 per share, a grant price that was $.25 in excess of fair market value on the date of grant. These options become exercisable in three equal installments, on the date of grant and on the first and second anniversary of the date of grant.

     Effective March 29, 2000, subsequent to approval by the Company's stockholders, a new investor group led by Tutor-Saliba Corporation (see above), and including O&G Industries, Inc. ("O&G"), and National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union", a wholly-owned subsidiary of American International Group, Inc. ("AIG"), and together with Tutor-Saliba and O&G, the "Purchasers") purchased 9,411,765 shares of the Company's Common Stock (the "Purchase Shares") for $40 million, or $4.25 per share (the "Transaction"). In connection therewith, the Company exchanged 7,490,417 shares of Common Stock for all of the outstanding shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") at an exchange price of $5.50 per share of Common Stock (the "Exchange"). See "Ownership of Common Stock by Directors and Officers" on pages 5 through 9 and "Certain Other Beneficial Holders" on pages 11 and 12. Historically, O&G has participated in joint ventures with the Company, the Company's share of which contributed less than $1.0 million to the Company's consolidated revenues in 2000. Payments to AIG for insurance and insurance related services approximated $4.6 million in 2000.

     The Purchasers and former holders of the Series B Preferred Stock entered into a Shareholders' Agreement (the "Shareholders' Agreement") at the closing of the Transaction. Among other things, the Shareholders' Agreement provides that between the third and sixth anniversaries of the closing of the Transaction (and, under certain circumstances, prior to the third anniversary), National Union will have a "put" right to cause Tutor-Saliba and/or Mr. Ronald N. Tutor to purchase half of its Purchase Shares at a price so that National Union earns a ten percent internal rate of return on its investment in such shares. During the same period, between the third and sixth anniversaries of the closing of the Transaction, Tutor-Saliba will have a "call" right to cause National Union to sell such shares to Tutor-Saliba at a price so that National Union earns a fourteen percent internal rate of return on its investment in such shares. In addition to the foregoing put and call rights, National Union will have a right of first refusal on Tutor-Saliba's disposition of its Purchase Shares and Tutor-Saliba will have a right of first refusal on one half of National Union's Purchase Shares.

     Subject to the right of first refusal described in the prior paragraph, the parties to the Shareholders' Agreement have certain "tag-along" rights. If any party to the Shareholders' Agreement desires to sell its shares, each of the non-selling parties to the Shareholders' Agreement will have the right to participate in such sale and to dispose of its pro rata share of the stock to be sold in such transaction. However, National Union may sell up to one half of its Purchase Shares without triggering the foregoing tag-along right.

     The Shareholders' Agreement contains provisions that are designed to protect the Company's use of its net operating losses ("NOLs") after the transaction. Each of the Purchasers and the former holders of Series B Preferred Stock have agreed to notify the Company of any proposed purchase or sale of the Company's securities, to give each other the opportunity to participate in proposed sales in proportion to their ownership as of the closing and to consummate such purchase or sale only if the Company's tax advisor or the selling party's tax advisor has provided the Company with written advice that the proposed purchase or sale will not impair the ability of the Company to fully utilize its NOLs.

     Each of the parties to the Shareholders' Agreement has the right to subscribe to any new issuance of securities (except for certain issuances such as conversions of convertible securities, exercises of options or issuances pursuant to a benefit plan) by the Company in an amount up to such stockholder's pro rata share of the new issuance of securities based on their percentage ownership of the Company's outstanding Common Stock.

     Finally, the Shareholders' Agreement gives National Union, Tutor-Saliba, O&G, PB Capital Partners, L.P. ("PB Capital") and the Union Labor Life Insurance Company acting on behalf of its Separate Account P ("ULLICO") the right to designate one director each for election to the Board of Directors of the Company. The Company has agreed to nominate such individuals for election or appointment to the Board of Directors at the earliest possible time, to use its best efforts to cause such persons to be elected to the Board, and to renominate each such person (or other person as may be designated by National Union, Tutor-Saliba, O&G, PB Capital or ULLICO) at such time as he or she is required to stand for reelection to the Board. The right to designate a person to be elected as a director terminates in the case of each Purchaser, when such Purchaser and its permitted transferees own less than 25% of the Common Stock purchased by such Purchaser in the Transaction and in the case of PB Capital and ULLICO, when such stockholder and its permitted transferees own less than 5% of the outstanding shares of Common Stock. Each of PB Capital and ULLICO also have certain observer rights on the Board until such time as it ceases to own 2.5% of the outstanding shares of Common Stock. Each party to the Shareholders' Agreement has agreed to vote all of its shares in favor of the directors designated by each of the other parties thereto.

     The Company utilized the services of the law firm of Wilmer, Cutler & Pickering (of which Michael R. Klein is a Partner), among other firms, on a limited basis during the last fiscal year and it is anticipated that the Company will continue to do so during the current year.

1B.

RATIFICATION OF APPOINTMENT OF AUDITORS

     Upon recommendation of the Audit Committee, the Board has appointed the firm of Arthur Andersen LLP, independent public accountants, as its auditors for the fiscal year ending December 31, 2001. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with the foregoing appointment.

     Arthur Andersen LLP has audited the accounts of the Company and its subsidiaries since 1960. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders of the Company and will be available to respond to appropriate questions and to make a statement if they desire to do so.

     The Board recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

1C.

OTHER MATTERS

Stockholder's Proposal

Proposal from Robert S. Klein

     On January 27, 2001, the Company received a request from Mr. Robert S. Klein of Great Neck, New York, the beneficial holder of 100 shares of the Company's Common Stock, that the following proposal be put to the Company's stockholders at the 2001 Annual Meeting.

“Resolved:          That the stockholders hereby request the Board of Directors to immediately take steps necessary to assure the resumption of quarterly cash dividend payments on the Company’s $21.25 Convertible
                    Exchangeable Preferred Stock.”

     Since Mr. Klein has satisfied the requirements set forth in the Company's By-Laws with respect to the presentation of stockholder proposals, he or his representative will be permitted to do so at the Company's Annual Meeting.

Management's Analysis

     Under its terms, the $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") has the right to receive cumulative dividends that are only payable when, as and if declared by the Board of Directors. The Preferred Stock has no right to repayment at any particular time absent a liquidation of the Company. The only penalty imposed on the Company for non-payment of the Preferred Stock's dividends is a prohibition on payment of dividends on the Common Stock. Also, so long as dividends are in arrears in the Preferred Stock, the holders of the Preferred Stock have the right to elect two directors to the Company's Board of Directors, a right which they have exercised since 1998. In addition, the Company has been restricted from paying dividends on the Preferred Stock in the past under the terms of its Credit Agreements. Finally, the Company is currently in the process of developing a strategy to profitably grow the business internally or through acquisition, either of which will require additional capital.

Conclusion

     Although it is possible that these bank restrictions may not apply hereafter, the Board of Directors does not believe that it is, or will be, proper or prudent to pay or commit to pay dividends on the Preferred Stock or the Common Stock for the foreseeable future, and it is not obligated to do so under the terms of the Preferred Stock. In light of that conclusion, the Board of Directors intends to exercise its discretionary authority to vote against Mr. Klein's proposal.

Other Business

     Except for the election of the Preferred Directors discussed on pages 1 through 4 and elsewhere in this Proxy Statement and the Stockholder Proposal discussed above, the Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters, of which the Board of Directors is not aware, are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgement on such matters.

     The Company will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephone or oral solicitation of certain stockholders and brokers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                                                  By order of the Board of Directors,
                                                                  Dennis M. Ryan, Secretary

Framingham, Massachusetts
April 18, 2001

                                                                                                                                                                     Exhibit A

PERINI CORPORATION
AUDIT COMMITTEE CHARTER

1.      Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to the Company's shareholders, potential shareholders and the investment community. The Audit Committee's primary duties and responsibilities are to oversee that management (1) maintains the integrity of the internal controls, financial systems and financial statements of the Company, (2) maintains compliance by the Company with legal and regulatory requirements and with the Company's Business Conduct Policy and, (3) monitors the independence and performance of both the Company's internal and external auditors.

2.      Composition

     The Board shall appoint the members of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange. The Audit Committee will be comprised of a minimum of four independent directors.

3.      Duties and Responsibilities

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall:

  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

  Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company’s annual audited financial statements.

  Discuss with management and the independent auditor any exceptions noted by the independent auditor in their review prior to the Company’s quarterly filing of Form 10-Q with the Securities and Exchange Commission.

  Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

  Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal audit staff or management.

  Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit.

  Approve the estimated annual audit fees to be paid to the independent auditor.

  Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 regarding illegal acts has not been implicated.

  Obtain reports from management, the Company’s director of internal audit and the independent auditor that the Company, its subsidiaries, and its affiliated entities are in conformity with applicable legal and regulatory requirements and the Company’s Business Conduct Policy.

  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" relating to the conduct of the audit.

  Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the internal audit.

  Have functional supervision of the director of internal audit. Participate in the appointment and replacement of the director of internal audit. Review the internal audit department responsibilities, budget and staffing.

  Review the reports of significant findings prepared by the internal audit department and management's responses thereto.

  Review and approve the report of the Audit Committee to be included in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

  Review with the Company’s General Counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies.

While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Business Conduct Policy.

x      PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                                                     The Board of Directors recommends a vote "FOR" proposals A and B.
-------------------------------------------------
               PERINI CORPORATION
-------------------------------------------------
                                                     A.  The election of three (3) Class II Directors as     For All   With-  For All
                                                         described in the proxy statement of the Board       Nominees   hold   Except
                       COMMON STOCK                      of Directors to serve until the 2004 Annual
                                                         Meeting.

                                                              (01) Richard J. Boushka
                                                              (02) Robert A. Kennedy
                                                              (03) Ronald N. Tutor

           CONTROL NUMBER:                               If you do not wish your shares voted "For" a particular nominee, mark the
           RECORD DATE SHARES:                           "For All Except" box and strike a line through the nominee(s) name(s).
                                                         Your shares will be voted "For" the remaining nominee(s).

                                                                                                                For   Against   Abstain
                                                     B.  To ratify the appointment of Arthur Andersen
                                                         LLP as auditors for the fiscal year ending
                                                         December 31, 2001.

                                                     C.  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

-----------------------------------------------
Please be sure to sign and date       Date               Mark box at right if an address change or comment has been
this Proxy                                               noted on the reverse side of this card.

Stockholder sign here         Co-owner sign here
-------------------------------------------------

DETACH CARD                                                                                                  DETACH CARD

                                                   PERINI CORPORATION

           Dear Stockholder:

           Please take note of the important information enclosed with this Proxy Ballot.  There are a number of issues related to the management and operation of your Company that require your immediate attention and approval.  These are discussed in detail in the enclosed proxy materials.

           Your vote counts, and you are strongly encouraged to exercise your rights to vote your share.

           Please mark the boxes on the proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

           Your vote must be received prior to the Annual Meeting of Stockholders, May 17, 2001.

           Thank you in advance for your prompt consideration of these matters

           Sincerely,

           Perini Corporation

COMMON STOCK                               PROXY SOLICITED BY THE BOARD OF DIRECTORS OF                      COMMON STOCK
                                                        PERINI CORPORATION
                                      FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 2001

The undersigned hereby appoints Robert Band and Dennis M. Ryan and each of them as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and vote all shares of Common Stock of Perini Corporation held by the undersigned at the close of business on April 2, 2001, at the Annual Meeting of Stockholders to be held at the Crowne Plaza, Hawthorne Ballroom, 1360
Worcester Road (Route 9), Natick, Massachusetts, on Thursday, May 17, 2001 at 9:00 a.m. or at any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED, THE UNDERSIGNED VOTE WILL BE CAST "FOR" PROPOSAL A, THE ELECTION OF DIRECTORS, AS
SET FORTH HEREIN, AND "FOR" PROPOSAL B, TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2001.  THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR BEST DISCRETION ON
SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.

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                     PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
-----------------------------------------------------------------------------------------------------------------------------------

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Please sign exactly as your name appears on this card.  If stock is held in the name of more than one person, all holders should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.  If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.  If a partnership, please sign in partnership name by an authorized person.
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HAS YOUR ADDRESSED CHANGED?                                        DO YOU HAVE ANY COMMENTS?

_________________________________________                          _________________________________________
_________________________________________                          _________________________________________
_________________________________________                          _________________________________________

x      PLEASE MARK VOTES
       AS IN THIS EXAMPLE

-------------------------------------------------
               PERINI CORPORATION                     ELECTION OF PREFERRED DIRECTORS.
-------------------------------------------------
                                                     Please instruct the Depositary to vote your shares for either one or two
                      PREFERRED STOCK                Nominees by placing an "X" in the appropriate box(es).  Do not mark more than two boxes.  Instruction cards not properly completed will not be counted.

                                                     A.  The election of two (2) Preferred Directors as
                                                         described in the proxy statement of the Board of
                                                         Directors to serve until the 2002 Annual Meeting.

                                                                                                         For

                                                              Arthur I. Caplan

           CONTROL NUMBER:                                    Frederick Doppelt
           RECORD DATE SHARES:
                                                              Asher B. Edelman

------------------------------------------------
Please be sure to sign and date this
 Instruction Card                     Date         Mark box at right if an address change or comment has been noted on the reverse side of this card.

Stockholder sign here         Co-owner sign here
-------------------------------------------------

DETACH CARD                                                                                                  DETACH CARD

                                                   PERINI CORPORATION

           Dear Preferred Stockholder:

           Please take note of the important information enclosed with this Instruction Card.  The election of two (2)
           Preferred Directors as discussed in the enclosed proxy materials requires your immediate attention.

           Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

           Please mark the boxes on the Instruction Card to indicate how your shares will be voted.  Then sign and date the card, detach it and return your card in the enclosed postage-paid envelope.

           This Instruction Card may be revoked at any time by filing with the Depositary a written revocation or duly executed Instruction Card bearing a later date no later than 5:00 p.m. on May 16, 2001.

           Thank you in advance for your prompt consideration of this matter.

           Sincerely,

           Perini Corporation

PREFERRED STOCK                                           INSTRUCTION CARD                                   PREFERRED STOCK
                                                        PERINI CORPORATION

                                       Instruction Card for Election of Preferred Directors
                                        To be held on Thursday, May 17, 2001 at 9:00 a.m.

This Instruction Card is being requested by the Depositary pursuant to the terms of the Deposit Agreement.

The undersigned hereby instructs Fleet National Bank, formerly BankBoston, N.A., as Depositary (the "Depositary") for the $21.25 Convertible
Exchangeable Preferred Stock (the "Preferred Stock") of Perini Corporation, to vote the shares of Preferred Stock represented by the Depositary
Receipts held by the undersigned (the "Shares") as directed on the reverse side hereof at the Election of Preferred Directors to be held at the
Annual Meeting of Stockholders at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on
Thursday, May 17, 2001 at 9:00 a.m. or at any adjournments or postponements thereof.

When properly executed, this Instruction Card will cause the Depositary to vote the Preferred Stock represented by the Depositary
Shares in the manner directed on the reverse side hereof by the undersigned.  If no direction is given, the Depositary will abstain from voting the Shares.

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                           PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD
                                                PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Please sign exactly as your name appears on this card. Where there is more than one holder, each should sign.  When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Instruction Card should be signed by a duly authorized person, stating his or her title or authority. If a partnership, please sign in partnership name by an authorized person.
-----------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESSED CHANGED?                                        DO YOU HAVE ANY COMMENTS?

_________________________________________                          _________________________________________
_________________________________________                          _________________________________________
_________________________________________                          _________________________________________